[NOVAVAX INC. LOGO]
FOR IMMEDIATE RELEASE

             COMPANY CONTACTS:                                 Mitchell J. Kelly
                                                      President & CEO  (Interim)
                                                                    212-698-9600
                                                                    Dennis Genge
                                                         Chief Financial Officer
                                                                    301-854-3900
                                                           Denis O'Donnell, M.D.
                                                           Chairman of the Board
                                                                    781-721-9526
                                                                   NOVAVAX, INC.


          FINANCIAL COMMUNICATIONS CONTACT:             Alison Ziegler - General
                                                            Julie Tu - Investors
                                                   FRB|WEBER SHANDWICK WORLDWIDE
                                                                    212-445-8300

          NOVAVAX, INC. SUBMITS NEW DRUG APPLICATION FOR ESTRASORB(TM),
            A NOVEL TRANSDERMAL, TOPICAL ESTROGEN REPLACEMENT THERAPY

                  JOHN SPEARS STEPS DOWN AS PRESIDENT AND CEO,
              COMPANY INITIATES EXECUTIVE SEARCH FOR A REPLACEMENT


COLUMBIA, MD, SEPTEMBER 9, 2002 - NOVAVAX, INC. (NASDAQ: NVAX) today announced that on September 9, 2002 the Company submitted a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for ESTRASORB(TM). ESTRASORB(TM), an estradiol topical emulsion, is an estrogen-only lotion-like formulation being developed for short-term use in the reduction of vasomotor symptoms, such as hot flushes, in menopausal women. The submission comes less than five months after the FDA requested additional information with respect to the Chemistry Manufacturing and Controls (CMC) section of the Company's initial NDA filing.

"Since voluntarily withdrawing our initial NDA in April 2002, we have worked diligently to generate and compile the information necessary to finalize this submission," commented Dr. Denis O'Donnell, Chairman of the Board of Directors of Novavax, Inc. "Additional laboratory work included validating a stability indicating method and performing content uniformity testing. We are pleased to have been able to complete this work in a timely manner and we believe the submission should satisfactorily answer the FDA's CMC questions. It is important to note that during the initial review process the review division communicated no concerns regarding the efficacy or safety of ESTRASORB(TM). This makes us hopeful that the enhanced submission will ultimately lead to a favorable review by the FDA."

Dr. O'Donnell added, "While recently publicized studies have questioned the long-term administration of hormone replacement therapy (HRT) products, we continue to believe ESTRASORB(TM), which contains estrogen alone, may offer significant potential, particularly given our novel topical delivery mechanism and recommended short-term therapy. In particular, ESTRASORB(TM) differs from the products used in the National Institutes of Health (NIH) Women Health Initiative study in the following ways: (1) ESTRASORB(TM) utilizes a proprietary transdermal delivery system, as opposed to oral administration; (2) ESTRASORB(TM) contains a synthetic estrogen that is identical to the estrogen women produce naturally, as opposed to conjugated equine estrogens combined with a synthetic progestin; and (3) ESTRASORB(TM) is being evaluated for short-term use for the relief of vasomotor symptoms associated with menopause, as opposed to the long-term administration of HRT products in the NIH study."

Novavax and King Pharmaceuticals, Inc. have a co-promotion agreement for ESTRASORB(TM) in the U.S. and Puerto Rico, while King has exclusive marketing rights for ESTRASORB(TM) outside the U.S.

MANAGEMENT CHANGES
Separately, Novavax announced that John Spears has stepped down from the positions of President, CEO and Director of the Company. Working closely with the other members of the Executive Committee of the Board of Directors, which includes Dr. O'Donnell, Gary C. Evans and Michael A. McManus, Mitchell J. Kelly will serve as President and CEO on an interim basis until an executive search is completed for a new CEO. Mr. Kelly previously served in those positions from September 1998 until May 1999 and is the CEO of Anaconda Capital Management, L.L.C. (ACM), an affiliate of which owns 9.1% of the outstanding common shares of Novavax.

"Novavax is very grateful for John Spears' nearly three and one-half years of service to the company. We are particularly thankful for the excellent work he performed in leading the re-submission of the NDA for ESTRASORB(TM)," said Dr. O'Donnell. "We are very hopeful that the Company has effectively answered the FDA's prior CMC questions with regard to ESTRASORB(TM) and we are even more excited about the potential for ESTRASORB(TM) in the HRT arena."

In addition, Novavax announced that James Mirto has resigned as Senior Vice President and Chief Operating Officer. The Company does not anticipate, in the near term, that it will seek a new COO.

ABOUT NOVAVAX
Novavax, Inc. is a specialty biopharmaceutical company engaged in the research, development and commercialization of proprietary products focused on women's health and infectious diseases. Novavax sells, markets, and distributes a line of prescription pharmaceuticals and pre-natal vitamins through its specialty sales force calling on obstetricians and gynecologists throughout the U.S. Products include Nestabs(R), a line of prescription pre-natal vitamins, Gynodiol(R) (estradiol tablets, USP), an oral form of estrogen replacement therapy and AVC(TM) Cream (sulfanilamide vaginal cream) for vaginal bacterial infections. Novavax's principal technology platform involves the use of proprietary, microscopic, organized, non-phospholipid structures as vehicles for the delivery of a wide variety of drugs and other therapeutic products. These include certain hormone, anti-bacterial, and anti-viral products and vaccine adjuvants. Novavax has several product candidates awaiting marketing approval, in human clinical trials or in pre-clinical development, including ESTRASORB(TM), a transdermal emulsion for estrogen replacement therapy, ANDROSORB(TM), a transdermal testosterone emulsion in Phase I/II clinical trials and ANDRO-JECT(TM), a long-acting subcutaneous injectable formulation of testosterone that is in pre-clinical development. In addition, Novavax conducts research and development on preventative and therapeutic vaccines for a variety of infectious diseases, including smallpox and West Nile virus.

Statements made in this press release that state Novavax's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding product sales, future product development and related clinical trials and statements regarding future research and development. Novavax's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of clinical studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. Additional information is contained in Novavax's SEC report on Form 10K for the year ended December 31, 2001 incorporated herein by reference. Statements made herein should be read in conjunction with Novavax's Form 10K. Copies of these filings may be obtained by contacting Novavax at 8320 Guilford Road, Columbia, MD 21046 Tel 301-854-3900 or the SEC.



                                     # # #